Exhibit 23.3
DeGolyer and MacNaughton
500 | Spring Valley Road
Suite 800 East
Dallas, Texas 75244
June 17, 2011
Superior Energy Services, Inc.
601 Poydras Street, Suite 2400
New Orleans, Louisiana 70130
Ladies and Gentlemen:
     We hereby consent to the reference to DeGolyer and MacNaughton and to the incorporation of the estimates contained in our “Appraisal Report as of December 31, 2010 on Certain Properties owned by Superior Energy Services, Inc.” (our Report) in this Registration Statement on Form S-8 (the Registration Statement). We further consent to the incorporation of estimates contained in our “Appraisal Report as of December 31, 2009 on Certain Properties owned by SPN Resources, LLC prepared for Dynamic Offshore Resources, LLC” and our “Appraisal Report as of December 31, 2010 on Certain Properties owned by SPN Resources, LLC prepared for Dynamic Offshore Resources, LLC” that are combined with estimates prepared by other petroleum consultants. Superior Energy Services, Inc. is an owner of SPN Resources, LLC. In addition, we hereby consent to the inclusion of our letter report dated February 18, 2011 in the Registration Statement.
Very truly yours,

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716